Exhibit 23.1









Consent of Independent Accountants


We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (Registration Nos. 33-60622, 33-60624, and 33-60730) of Alltrista Corporation of our report dated January 31, 1997 appearing on page 26 of the 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15.




/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP
Indianapolis, Indiana
March 27, 1997